UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2006

Electro Energy Inc.

(Exact name of registrant as specified in its charter)

Florida	0-51083	59-3217746

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Shelter Rock Road Danbury, Connecticut	06810

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 797-2699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ELECTRO ENERGY INC.

August 8, 2006

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 8, 2006, Audra J. Mace resigned as Chief Financial Officer and Corporate Secretary of Electro Energy, Inc. and its subsidiaries (the “Company”).

Michael E. Reed, the Company’s Chief Executive Officer and President, has been appointed interim Chief Financial Officer of the Company by the Board of Directors, effective as of August 8, 2006, while the Company conducts a search for Ms. Mace’s successor. Mr. Reed, age 56, joined the Company in April 2005 as Chief Operating Officer of EEI Technologies, Inc., a wholly owned subsidiary of the Company. He was appointed as the Company’s Chief Executive Officer and President on May 30, 2006.

Mr. Reed will serve as interim Chief Financial Officer of the Company on the same terms and conditions of his existing employment agreement and confidentiality and unfair competition agreement with the Company, each dated April 28, 2005, and effective May 2, 2005. Information regarding Mr. Reed’s employment agreement and confidentiality and unfair competition agreement is contained in a Form 8-K the Company filed on April 28, 2005 under the heading “Appointment of a Principal Officer” and was updated in a Form 8-K the Company filed on May 31, 2006 under the heading ” Departure of Directors or Principal Officers; Election of Directors; Appointment of a Principal Officer.” These portions of the Forms 8-K are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)       Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report:

Exhibit No.	Description

10.1	Employment Agreement between the Company and Michael Reed. (incorporated by reference to Form 8-K filed on April 28, 2005)

10.2	Employee Confidentiality and Unfair Competition Agreement. (incorporated by reference to Form 8-K filed on April 28, 2005)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELECTRO ENERGY INC.

Date: August 14, 2006	By:	/s/ Michael E. Reed

Michael E. Reed
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and Michael Reed. (incorporated by reference to Form 8-K filed on April 28, 2005)

10.2	Employee Confidentiality and Unfair Competition Agreement. (incorporated by reference to Form 8-K filed on April 28, 2005)